SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): March 1, 2000

                       HITOX CORPORATION OF AMERICA
          (Exact name of registrant as specified in its charter)

                                 Delaware
               (State or other jurisdiction of corporation)

                                  0-17321
                         (Commission File Number)

                                74-2081929
                   (I.R.S. Employer Identification No.)

                               722 Burleson
                           Corpus Christi, Texas
                 (Address of principal executive offices)

                                   78402
                                (Zip Code)

    Registrant's telephone number, including area code: (361) 882-5175

                                 --------
       (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On March 6, 2000, Hitox Corporation of America (the "Company") announced the purchase of Malaysian Titanium Corporation Sdn. Bhd. ("MTC"),
a  private  Malaysian  company.   The  sale  and  purchase  agreement  (the
"Agreement") was signed in Malaysia effective March 1, 2000, and provided for the purchase by the Company of all of the issued and outstanding shares of MTC from Megamin Ventures Sdn. Bhd. ("Megamin"). Megamin is also the Company's largest shareholder, with approximately 28% of the Company's out-standing shares as of December 31, 1999. After giving effect to the Agreement, Megamin owns approximately 35% of the Company's outstanding shares as of March 1, 2000. Prior to the Agreement, Megamin had one appointee to the Company's Board of Directors. Per the Agreement, the Company will nominate an additional person to serve on the Company's Board of Directors as a representative of Megamin.

     Pursuant to the terms of the Agreement, the Company paid $3,775,000 in cash and issued 500,000 shares of its common stock in exchange for 100% of the shares of MTC. The Company's shares closed at $2.00 on the effective date of the Agreement. The Company also agreed to pay Megamin a total of approximately $1,050,000 in four equal semi-annual payments beginning July 1, 2000. The discounted present value of those payments is approximately $950,000. Transaction costs are estimated to total $150,000. The Company will record the transaction as a purchase, with a cost of approximately $5,875,000, plus assumption of MTC's bank debt of approximately $4,000,000.

     The cash payment of $3,775,000 was financed through a term loan (the "Bank Loan") with Bank of America, N.A., (the "Bank"). The term loan has an initial principal balance of $3,500,000 and is to be repaid in full in a single payment on October 5, 2001. The Company may prepay all or a part of the principal outstanding at any time without penalty, subject to any restrictions caused by the choice of interest rate. The interest rate is the Bank's prime rate or the LIBOR rate plus 225 basis points, as chosen by the Company. The LIBOR based rate is available in 30, 60 or 90 day tranches, with a minimum of $1,000,000 for any one tranche. If a LIBOR based rate is used the Company cannot prepay any principal related to that tranche for the period chosen without paying a penalty. The Company chose to use the 90 day LIBOR tranche for the first interest rate for the entire $3,500,000 principal balance, with an interest rate of 8.36% per annum.

     MTC is the Company's sole supplier of Synthetic Rutile, the raw material for the Company's proprietary titanium pigment HITOX (Registered Trademark). MTC is also producing HITOX pigment in Malaysia under a license from the Company and is selling HITOX pigment in Asia and Europe.

     MTC was previously a subsidiary of Hitox Corporation and was sold to Megamin and other investors in 1994. The acquisition provides the opportunity to control the raw material supply for the Company's primary product, HITOX pigment, and represents both a low cost production site for HITOX pigment and marketing opportunities outside the U.S. market.

Item 7.  Financial Statements and Exhibits

        (a) Financial statements are not available, but will be filed as soon as practicable, but not later than 60 days after the due date of this report.

        (b) Pro forma financial information is not available, but will be filed as soon as practicable, but not later than 60 days after the due date of this report.


        (c)  Exhibits

        Exhibit  No.
        ------------

             2.1 Purchase and Sale agreement effective March 1, 2000 between Hitox Corporation of America and Megamin Ventures Sdn. Bhd. The schedules to the agreement are as follows and have been omitted from this filing in accordance with Item 601(2) of Regulation S-B, but will be provided to the Commission upon request.

                      (1st) Approval for the sale and purchase of Shares
                            granted by the Ministry of International
                            Trade and Industry of Malaysia

                      (2nd) Audited Financial Statements for the twelve
                            month period ended June 30, 1999

                      (3rd) Audited Financial Statements for the six
                            month period ended December 31, 1999.

             10.1 Third amendment to the loan agreement with Bank of America dated March 3, 2000.

             99.1 Form of press release dated March 6, 2000, announcing the purchase of MTC by Hitox

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Hitox Corporation of America
                                                   (Registrant)

Date: March 16, 2000                               CRAIG SCHKADE
                                                   -------------
                                                   Craig Schkade
                                              Chief Financial Officer
                                                   and Treasurer

                                                                Exhibit 2.1


                     DATED THIS 1st DAY OF MARCH 2000


                                  BETWEEN


                         MEGAMIN VENTURES SDN BHD
                              ("The Vendor")


                                    AND


                       HITOX CORPORATION OF AMERICA
                             ("The Purchaser")


                   ************************************

                        SALE AND PURCHASE AGREEMENT
                                 (SHARES)

                   ************************************


                         Messrs Chan & Associates
                          Advocates & Solicitors
                     Standard Chartered Bank Chambers
                    No 21-27, Jalan Dato Maharaja Lela
                             30000 Ipoh, Perak

THIS SALE AND PURCHASE AGREEMENT is made this 1st  day of March 2000


Between:-


MEGAMIN VENTURES SDN BHD (20827-A), a company incorporated in Malaysia with its registered office at No 41, Jalan Sultan Azlan Shah Utara, 31400 Ipoh, Perak (hereinafter called "the Vendor") of the one part;


And


HITOX CORPORATION OF AMERICA, a company incorporated in Delaware, United States of America with its place of business at No 722, Burleson Street, Corpus Christi, Texas 78402, United States of America (hereinafter called "the Purchaser") of the other part.


WHEREAS:-


(A) MALAYSIAN TITANIUM CORPORATION SDN BHD (14387-W) is a company incorporated in Malaysia with its registered office at 4 1/2 Mile, Jalan Lahat, 30200 Ipoh, Perak (hereinafter referred to as "the Company"), carries on the principal business of manufacturing synthetic rutile and is in possession of a manufacturing licence issued by the Ministry of International Trade and Industry of Malaysia (hereinafter referred to as "MITI").

(B) The Company has an authorised share capital of Ringgit Malaysia Sixty Million (RM60,000,000.00) divided into Sixty Million (60,000,000) ordinary shares of Ringgit One (RM1.00) each of which Twenty Four Million One Hundred and Thirty Thousand (24,130,000) have been issued and fully paid up or credited as fully paid up.

(C) The Vendor is the registered owner of Twelve Million Seven Hundred and Fifty Thousand (12,750,000) ordinary shares and the beneficial owner of Eleven Million Three Hundred and Eighty Thousand (11,380,000) ordinary shares (all Twenty Four Million One Hundred and Thirty Thousand (24,130,000) shares shall hereinafter be referred to as "the said Shares").

(D) The Vendor and the Purchaser had on 1st January 2000 entered into a Memorandum of Understanding (hereinafter referred to as "MOU") which sets out the framework and the principal terms and conditions for the sale and purchase of the said Shares between the parties.

(E) Pursuant to the terms of the MOU, the Purchaser had carried out legal and financial due diligence on the Company, undertaken a plant inspection and have been furnished a copy of the audited accounts for the financial year ended 30th June 1999 and for the six (6) months ended 31st December 1999 by Kassim Chan & Co. (a member firm of Deloitte Touche Tohmatsu International).

(F) The Vendor has agreed to sell and the Purchaser has agreed to purchase the said Shares for the consideration and upon the terms and conditions hereinafter contained.



NOW THIS AGREEMENT WITNESSETH as follows:-


1.   AGREEMENT

     Subject to the provisions stipulated herein, the Vendor as legal and beneficial owner of the said Shares hereby agrees to sell and the Purchaser to purchase the said Shares, free from all claims, damages, liens, charges and encumbrances for the consideration and upon the terms and conditions hereinafter contained.


2.   PURCHASE PRICE

     The Purchase Price for the said Shares is United States Dollars Five Million One Hundred and Fifty Thousand (US$5,150,000.00) only (hereinafter referred to as "the Purchase Price") which is calculated based on USc21.343 per share.


3.   APPROVAL BY GOVERNMENT AUTHORITY

     The Company operates under a manufacturing licence issued by MITI and as such had submitted an application to MITI for approval for a change in shareholding of the Company. By letter dated 18th February 2000, approval for the sale and purchase of the said Shares has been granted by MITI without any conditions attached, a copy of which is annexed hereto as the First Schedule.


4.   MANNER OF PAYMENT OF PURCHASE PRICE

     4.1 The Purchase Price shall be paid by the Purchaser partly in cash and partly by way of shares in Hitox common stocks in the following manner:-

     (a) the sum of United States Dollars Three Million Seven Hundred and Seventy Five Thousand (US$3,775,000.00) (hereinafter referred to as "the Cash Payment") shall be paid to MESSRS CHAN & ASSOCIATES, Advocates & Solicitors of 2nd Floor, Standard Chartered Bank Chambers, No 21-27, Jalan Dato Maharaja Lela, 31400 Ipoh, Perak (hereinafter referred to as "the Stakeholder") as stakeholder upon the execution of this Agreement; and

     (b) the balance sum of United States Dollars One Million Three Hundred and Seventy Fifty Thousand (US$1,375,000.00) (hereinafter referred to as "the Balance Purchase Price") shall be paid by way of 500,000 shares in Hitox common stocks valued at US$2.75 per share (hereinafter referred to as "the 500,000 Hitox shares").

     (c) the Purchaser shall deliver the 500,000 Hitox shares to the Stakeholder together with the Cash Payment upon the execution of this Agreement.

     (d) the Vendor agrees and acknowledges that it is acquiring the 500,000 Hitox shares for the sole purpose of investment and not with a view to, or for offer or sale in connection with any distribution thereof. The Vendor acknowledges receipt of copies of the Purchaser's current 10K and 10Q filings with the Securities and Exchange Commission and that it is knowledgeable about investments in general and about the affairs of the Purchaser in particular. The Vendor acknowledges that the 500,000 Hitox shares have not been registered under the Securities Act of 1933, as amended, and as such, the 500,000 Hitox shares shall constitute "restricted securities" within the meaning of Rule 144 under that Act.

4.2 The date of full payment of the Balance Purchase Price by the Purchaser shall be known as "the Completion Date".


5.   DELIVERY OF SHARE CERTIFICATES, MEMORANDA OF TRANSFER, ETC

5.1 Upon execution of this Agreement, the Vendor shall deposit with the Stakeholder the shares certificates for Seventeen Million Seven Hundred and Fifty Thousand (17,750,000) shares representing approximately Seventy Three Point Five Six percentum (73.56%) of the said Shares together with their respective transfer forms duly executed in favour of the Purchaser.

5.2 The share certificates and the duly executed transfer forms for the balance Six Million Three Hundred and Eighty Thousand (6,380,000) shares representing the remaining Twenty Six Point Four Four percentum (26.44%) of the said Shares shall be deposited by the Vendor with the Stakeholder on or before 31st March 2000.

5.3  The parties have agreed that the Stakeholder shall:-

     (a) release the shares certificates and transfer forms for Seventeen Million Seven Hundred Fifty Thousand (17,750,000) shares representing approximately Seventy Three Point Five Six percentum (73.56%) of the said Shares to the Purchaser simultaneously with the release of the Cash Payment by the Stakeholder to the Vendor; and

     (b) hold the share certificates and the transfer forms for the balance Six Million Three Hundred and Eighty Thousand (6,380,000) shares representing the remaining Twenty Six Point Four Four percentum (26.44%) of the said Shares and to release the same to the Purchaser simultaneously with the release of the 500,000 Hitox shares to the Vendor.


6.   BOARD OF DIRECTORS

6.1 Upon receipt of the Cash Payment, the parties hereto agree that the Purchaser shall have majority control of the board of directors and on the Completion Date, the Purchaser shall have exclusive control of the board of directors of the Company.

6.2 To give effect to the provision in Clause 6.1 above, the Vendor shall cause its nominees to deliver to the Purchaser their respective letters of resignation as directors from their respective offices together with their acknowledgements and confirmation that they do not have any claims for damages and compensation against the Company.


7.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE VENDOR

7.1  The   Vendor  hereby  represents,  warrants  and  covenants  with  the
     Purchaser that:-

     (a) the Vendor has the power and authority to enter into and execute this Agreement to sell the said Shares to the Purchaser and this Agreement constitutes a legally binding obligation on the Vendor enforceable against it in accordance with the terms herein contained;

     (b) the Company is a private limited company duly established and validly existing under the laws of Malaysia and has full power and authority to own and use it properties and assets and to carry on its business as is now being conducted and has obtained all licences and governmental approvals necessary to operate its business;

     (c) the Company's Memorandum and Articles of Association are in the form of the document signed by or on behalf of the Vendor, a copy of which has been delivered to the Purchaser and no resolutions have been or will be passed effecting alterations to the Memorandum and Articles of Association;

     (d) the authorised and issued share capital of the Company are as stated in Recital (B) above and the Company has not since the date of its incorporation issued or agreed to issue any shares (other than the aforesaid issued Ordinary Shares) or given or agreed to give any option in respect of any shares nor of any debenture or other securities nor will the Company issue any debenture or rights to purchase or subscribe for any shares without the prior consent in writing by the Purchaser after the date of this Agreement;

     (e) the audited accounts and the balance sheet of the Company for the financial period ended 30th June 1999, a copy of which is annexed hereto as the Second Schedule (hereinafter referred to as "the Existing Accounts") and the audited accounts of the Company for the six (6) months ended 31st December 1999, a copy of which is annexed hereto as the Third Schedule (hereinafter referred to as "the Updated Accounts") give a true and fair view of the financial position of the Company as at those dates;

     (f) the Company has not entered into any long term or abnormal contract or undertaken any obligation whatsoever except such as are usual and necessary in the ordinary and proper course of its business and which do not impose any burdensome obligations on the Company or as are referred to in the Existing Accounts and the Updated Accounts;

     (g) the Company has good and indefeasible title to all of its assets free and clear of all liens and encumbrances except as shown in the Updated Accounts and as disclosed by the Vendor in writing to the Purchaser and the Company has conducted its business in compliance with all laws rules and regulations;

     (h) all assets of the Company held under lease are held under valid and enforceable leases and the Company has not received any notice from any lessor of the Company's non-compliance with any lease obligation, and the Company is in compliance with the terms and conditions of all agreements to which it is a party and has received no notice from any party asserting the existence of any breach thereof by the Company nor any outstanding notices in respect of any of its properties or assets;

     (i) there are not in existence any contracts of service with directors or employees of the Company or any retirement scheme or policy for its employees or any consultancy agreements with anyone which cannot be terminated by the Company by three (3) months' notice or less or (where not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal);

     (j) the Company has no outstanding debts, claims, liabilities, contracts or engagements otherwise than in the ordinary course of its business or as disclosed in the Existing Accounts or Updated Accounts period or in writing to the Purchaser;

     (k) no part of the amounts included in the Existing Accounts or in the books of the Company as due from debtors has been released on terms that any debtor pays less than the book value of his debt as at 31st December 1999 (hereinafter referred to as "the Said Date") or has been written off;

     (l) the Company has not since the Said Date entered into any substantial capital transaction other than in the ordinary course of business either as vendor or purchaser, nor entered into any material commitments nor undertaken any material obligations or incurred any material capital expenditure;

     (m) returns, particulars, resolutions and other documents required to be delivered by the Company to the Registrar of Companies have been properly, correctly and duly delivered to such Registrar;

     (n) there has been no substantial increase in any fees or emoluments paid or payable to any officer or servant of the Company since the Said Date;

     (o) the tax returns of the Company have at all times been correct, made on a proper basis and not the subject of any back duty claim or dispute with the revenue authorities, and the provisions for taxation up to the Said Date in the Existing Accounts of the Company is sufficient to cover all taxation (whether income tax, surtax, profits tax, excess profits tax, excess profits levy, special  contribution or real property gains  tax  or  any  other taxes, charges and impositions relevant to the Company's business) for which the Company was at the Said Date or any time thereafter may have become liable to be assessed or to pay;

     (p) save as otherwise disclosed herein, the Company has not since the Said Date paid or made and will not pending completion hereunder pay or make any dividend or other distribution, loan or advance to any person, firm or company;

     (q) the Company does not use its letterheads, books or vehicles or otherwise carry in business under any name other than its corporate name;

     (r) the Company is not engaged in any litigation or arbitration proceedings nor is the Vendor aware of any circumstances which may give rise to any litigation or arbitration proceedings against the Company except as disclosed to the Purchaser;

     (s) the Company has effected and maintained all permits, licences and insurance necessary and proper to be effected and maintained by reason of the nature of the business carried on and has duly paid all fees and premia in respect thereof and all such permits, licences and insurance are now in force and not voidable on account of any act or omission or non-disclosure on the part of the Company and there is no breach of any terms and conditions of any such permits, licences or insurance which may lead to avoidance or revocation of such permits, licences or insurance and the making and implementation of this Agreement will not lead to avoidance or revocation of such permits, licences or insurance;

     (t) the Company has not since the Said Date acquired any assets on hire purchase or deferred terms or entered into any equipment leasing arrangements;

     (u) the Company has not since the Said Date knowingly permitted any liens to arise on any of its assets nor sold, transferred, disposed of, assigned, dealt with or parted with possession of its assets or any part thereof,

     PROVIDED ALWAYS THAT the Vendor shall not be held responsible for any matters which occurred prior to it assuming control of the management of the Company from 1st January 1995.

7.2  The Vendor further covenants with the Purchaser as follows:-

     (a) that the Vendor shall not directly or indirectly, without the consent in writing of the Purchaser, carry on or be engaged in any business similar to or in competition with the present business undertaken by the Company for a period of five (5) years from the date of execution of this Agreement;

     (b) that the Vendor shall not for the period of five (5) years from the date of execution of this Agreement hire or employ six (6) employees of the Company to be named by the Purchaser within seven (7) days from the date of this Agreement;


8.   REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE PURCHASER

8.1 The Purchaser hereby represents, warrants and covenants with the Vendor that:-

     (a) the Purchaser is a public listed company duly incorporated in Delaware and validly existing under the laws of the United States of America;

     (b) the Purchaser has the power and authority to enter into and execute this Agreement to acquire the said Shares from the Vendor and this Agreement constitutes a legally binding obligation on the Purchaser enforceable against it in accordance with the terms herein contained;

     (c) the Purchaser has obtained all necessary approvals (governmental and/or otherwise) to enter into this Agreement.

8.2  The Purchaser further covenants with the Vendor as follows:-

     (a) the Purchaser shall use their best endeavours to appoint Mr Lim Si Boon to the board of directors of the Purchaser upon the execution of this Agreement;

     (b) the Purchaser acknowledges that Harpers Trading Sdn Bhd (Harpers), a subsidiary of the Vendor, has been the purchasing agent for the Company. In consideration of Harpers agreeing to voluntarily terminate the said agency and a covenant by the Vendor not to compete with the Company for the period of 5 years from the date of this agreement, the Purchaser undertakes to procure that the Company shall compensate the Vendor a sum of RM4,000,000.00 payable in 4 equal instalments of RM1,000,000.00 each every 6 months starting 1st July 2000. The Purchaser agrees to use its best endeavors to pay the amount due in advance if the Company's cash flow permits.


9.   MUTUAL COVENANTS

     The parties agree that the currency used for purposes of the sale and purchase of the said Shares under this Agreement shall be in United States Dollars (US$).


10.  LIABILITY FOR TAX ON DISPOSAL

     The Vendor hereby undertakes to bear and pay all taxes (if any) on the disposal of the said Shares and shall keep the Purchaser, its successors in title and permitted assigns and each of them indemnified in respect thereof.


11.  DEFAULT BY THE VENDOR

11.1 If the Vendor fails to deposit the share certificates as described in Clause 5.2 above the Vendor is entitled to an extension of 30 days.

11.2 In the event that after the extension of 30 days, the Vendor is unable to deliver all the remaining shares, the Purchaser shall be obliged to accept the amount so delivered and this inability by the Vendor to deliver shall not constitute a breach on the part of the Vendor and the Purchaser is deemed to have paid the balance of the purchase price in accordance with Clause 4.1(a) above and the Stakeholder shall return the 500,000 Hitox shares to the Purchaser.

11.3 Notwithstanding the above, at any time when the Vendor is able to obtain the remaining undelivered shares, the Vendor shall first offer such shares to the Purchaser in exchange for the 500,000 Hitox shares or for a cash payment of United States Dollars One Million Three
     Hundred and Seventy Five Thousand (US$1,375,000.00). The Purchaser shall have the right to accept or refuse such late delivery of shares.

12.  INTERPRETATION

12.1 The headings in this Agreement are inserted for convenience only and shall not be taken, read or construed as essential parts of this Agreement.

12.2 Words importing the masculine gender shall include the feminine and neuter gender and vice versa. Words importing the singular number shall include the plural number and vice versa.

12.3 Where two or more persons or parties are included or comprised in any expression, agreements, covenants, terms, stipulations and undertakings expressed to be made to such persons shall be enforceable by such persons or parties jointly and severally and agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons or parties shall be deemed to be made by and binding upon such persons or parties jointly and severally.


13.  GENERAL

13.1 Time shall be of the essence of this Agreement.

13.2 The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of the other terms and provisions herein contained which shall remain in full force and effect PROVIDED THAT such invalidity or unenforceability shall not substantially nullify the underlying intent of this Agreement AND PROVIDED THAT the invalid or unenforceable provision shall be severable.

13.3 Any waiver by either party or a breach of any terms and conditions of this Agreement shall not constitute a waiver of any subsequent breach of the same terms and conditions or any other term or condition of this Agreement.

13.4 This Agreement shall be governed by and construed in English and in accordance with the laws of Malaysia.

13.5 Any notice required to be served on the parties hereto shall be served personally or sent by prepaid registered post and any notice required to be served shall be sufficiently served if served personally or left at the addresses above stated and any notice sent by post shall be deemed to have been given at the time when it ought to be delivered in due course in the post.

13.6 The Purchaser shall bear the costs of stamp duty (if any) and registration fees (if any) chargeable in respect of the transfer of the said Shares. Each party shall bear its own solicitors' cost.

13.7 This Agreement shall be binding upon the respective permitted assigns and successors-in-title of the parties hereto.

                             ****************

     IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.



The Vendor

Signed by Dato Lim Keng Kay   )              KENG KAY LIM
for and on behalf of          )          --------------------
MEGAMIN VENTURES SDN BHD      )              Keng Kay Lim
(20827-A) in the presence of:-)



The Purchaser

Signed by Bernard A. Paulson  )           BERNARD A. PAULSON
for and on behalf of          )          --------------------
HITOX CORPORATION OF AMERICA  )           Bernard A. Paulson
in the presence of:-          )

                                                               Exhibit 10.1


                     THIRD AMENDMENT TO LOAN AGREEMENT


     This is a Third Amendment to a Loan Agreement by and among HITOX CORPORATION OF AMERICA, INC., a Delaware corporation ("Borrower") and BANK OF AMERICA, N.A., a national banking association which is the successor in interest by merger to NationsBank of Texas, N.A. ("Bank").

     Borrower has entered into a Loan Agreement with Bank dated August 31, 1995, which has been amended by a First Amendment to Loan Agreement dated July 31, 1996 and a Second Amendment to Loan Agreement dated July 17, 1998 (as amended, the "Loan Agreement"). Words which are capitalized herein which are defined in the Loan Agreement shall have the same meanings as in the Loan Agreement. Borrower has requested Bank to lend it an additional $3,500,000, which Bank is willing to do on the terms and conditions set forth herein.

     NOW, THEREFORE, for valuable consideration, Borrower and Bank mutually agree that the Loan Agreement shall be, and is hereby, amended as follows:

     AMENDMENT TO SECTION I. Section I of the Loan Agreement is amended in its entirety to read as follows:

          1.1 REVOLVING LINE OF CREDIT. Bank has established a revolving line of credit for loans to be made to Borrower and letters of credit to be issued at the request of Borrower which is evidenced by the promissory note maturing April 30, 2000 which is attached as Exhibit A, to which reference is here made for all purposes ("Revolving Note"). The total amount of all loans and letters of credit outstanding under the Revolving Note may vary from time to time, but shall not exceed in the aggregate at any one time the lesser of (a) $2,000,000 or (b) 80% of Borrower's Eligible Accounts Receivable. For purposes of this calculation only, Borrower's "Eligible Accounts Receivable" shall mean those accounts receivable for services actually performed and/or goods actually sold and delivered, which are invoiced and owing to Borrower, other than (1) receivables from Borrower's officers, directors, employees, stockholders or affiliates, (2) receivables that are subject to offset or credit, (3) receivables from customers which Bank has determined, in its sole discretion, not to be credit-worthy, (4) receivables that are contingent or are disputed by customers, and (5) receivables from customers where at least 10% of one or more invoices is more than 60 days past the date of original invoice (or 120 days if the invoice is secured by a letter of credit).

          1.2. BORROWING BASE COMPLIANCE. Borrower agrees to deliver to Bank a Borrowing Base Certificate in the form attached as Exhibit B, stating the information set forth therein as of the date thereof, (a) upon each request for an advance on the Revolving Note and (b) 20 days after the end of each month, showing the information as of the last day of the preceding month. If the total amount of all loans (including any letter of credit obligations) outstanding under the Revolving Note exceeds the amount authorized, Borrower agrees that it will promptly (1) pay Bank an amount sufficient to reduce the outstanding balance on the Revolving Note to an amount which does not exceed the authorized amount, or (2) increase the amount of assets in the Borrowing Base calculation to the extent necessary to increase the authorized amount above the total aggregate amount of all loans and letter of credit obligations outstanding under the Revolving Note at such time.

          1.3. LETTER OF CREDIT OBLIGATIONS. Bank agrees to issue its irrevocable standby letters of credit under the Revolving Note as requested by Borrower, for a fee of 2.0% of the amount of the credit per annum, with a minimum charge of $300 plus Bank's standard charges for amendments, telex, document against said letters of credit shall be considered as loans for all purposes under the Revolving Note from and after the date of issuance.

          1.4. REVOLVING LOAN COMMITMENT FEE. In consideration for Bank's commitment to maintain $2,000,000 available for advances under the Revolving Note, Borrower agrees to pay Bank a Commitment Fee of 0.25% per annum on the difference between the Requested Availability Amount and the average amount of the advances (including unfunded letter of credit obligations) made during the preceding quarter, calculated and invoiced to Borrower following each March 31, June 30, September 30 and December 31, which shall be due and payable upon receipt. Borrower's Requested Availability Amount shall be (a) $2,000,000 or (b) if such a letter is given, any lesser amount stated by Borrower in letter delivered to Bank at least ten days prior to each March 31, June 30, September 30 or December 31 stating a maximum amount to be available for loans and letters of credit to be outstanding under the Revolving Note during the next succeeding quarter and, until a subsequent letter is given, all successive quarters thereafter. Borrower shall not be entitled to borrow funds or obtain letters of credit which, with all previously outstanding loans and letters of credit outstanding at that time, exceed the Requested Availability Amount as so designated. The Requested Availability Amount may be increased by Borrower during such quarter, but in that event the Commitment Fee shall be calculated on the basis of the higher Requested Availability Amount for the entire quarter times 110%.

          1.5. TERM LOAN. Bank agrees to lend Borrower the sum of $3,500,000, which shall be evidenced by the promissory note which is attached as Exhibit C, to which reference is here made for all purposes ("Term Note"). Notwithstanding paragraph 2 of the Second Amendment to Loan Agreement, the Term Note and the Revolving Note shall be secured by the collateral described in Section II of the Loan Agreement.

          1.6. TERM LOAN COMMITMENT FEE. In consideration for Bank's commitment to make the Term Loan to Borrower to enable Borrower to purchase the Malaysian Titanium Corporation or its assets, Borrower agrees to pay Bank a commitment fee of $8,750 at closing.

          1.7. LOANS. The provisions of this Loan Agreement shall apply to the Revolving Note and the Term Note, to any extensions and renewals thereof, and to any other loans which may hereafter be made to Borrower by Bank. Said loans (including the letter of credit obligations) are collectively referred to as "Loans", and each separately as a "Loan", herein. The promissory notes which are attached as Exhibits A and C and all other promissory notes from Borrower to Bank are collectively referred to as "Notes", and each separately as a "Note", herein.

          1.8. NO OBLIGATION TO RENEW. Bank shall not be obligated to renew or extend the time for payment of any Note beyond the maturity date stated therein. If a Note is not renewed at maturity, Borrower will be required to pay the obligation out of other assets, or will be required to find another lender who is willing to refinance the debt. Any refinancing will be at the then prevailing market rate, which may be higher than the current rate. Also, there is no guaranty that the obligation can be refinanced on any basis. If a Note is refinanced or renewed, Borrower may also be required to pay additional closing costs, or be required to provide additional collateral and/or a current appraisal, survey, title policy or other supporting data on the existing Collateral.

     2. Deletion of Paragraph 2.1. Paragraph 2.1 of the Loan Agreement is amended to delete subparagraph 2.1(b) in its entirety.

     3. Amendment to Paragraph 4.3. Paragraph 4.3 of the Loan Agreement is amended to read as follows:

          4.3 ANNUAL FINANCIAL STATEMENTS. Borrower agrees to furnish Bank, (a) within 120 days after the close of each fiscal year, with a copy of (i) Borrower's annual consolidated and consolidating financial statements, audited by an independent certified public accountant or accounting firm selected by Borrower and satisfactory to Bank, which financial statements shall include balance sheets as of the end of the year and profit and loss statements reflecting operations during the year, including statements of financial condition, income, cash flows and changes in shareholders' equity, all of which shall be in reasonable detail and shall set forth comparable figures for the preceding year, (ii) Borrower's annual report to its shareholders and
     (iii) the independent auditor's letter to Borrower's board of directors, (b) within 60 days after the close of each fiscal year, with copies of Borrower's pro forma balance sheet, income statement and cash flow statement for the next year, and (c) if requested by Bank, with copies of their federal income tax returns within 10 days after filing the same.

     4. Amendment to Paragraph 4.4. Paragraph 4.4 of the Loan Agreement is amended to read as follows:

          4.4. Monthly and Quarterly Financial Statements and Compliance Certificates. Borrower agrees to furnish Bank, within 30 days after the end of each month, with a copy of Borrower's monthly consolidated and consolidating financial statements, certified by the president or chief financial officer of Borrower, which financial statements shall include (a) balance sheets as of the end of the month, (b) profit and loss statements reflecting operations during the month, (c) a listing of the inventory in Borrower's possession at the end of the month, showing the product description, quantities and value at the lower of cost or market and (d) an aged list of accounts receivable owed to Bor rower at the end of the month. In addition, Borrower also agrees to furnish Bank, within 60 days after each March 31, June 30 and September 30, and within 90 days after each December 31, with (i) a Compliance Certificate, completed and with supporting data, in the form which is attached as Exhibit D, (ii) with a copy of Borrower's quarterly report to its shareholders and (iii) a copy of Borrower's 10-
     Q  report  filed  with  the  Securities and Exchange  Commission.   In
     addition, Borrower further agrees to furnish Bank with copies of each press release issued by Borrower, within 48 hours of the date of issue.

     5. Amendment to Paragraph 4.5. Paragraph 4.5 of the Loan Agreement is amended to read as follows:

          4.5 NOTICE OF DEFAULT OR LITIGATION. Borrower agrees to promptly notify Bank in writing of (a) the institution of or any adverse determination in any litigation, arbitration or governmental proceeding filed by or against Borrower, (b) the occurrence of any event which would constitute an Event of Default under this Loan Agreement, (c) any uninsured or partially uninsured loss through fire, theft, liability or property damage, and (d) any condition, event or act that would or might adversely affect Borrower's financial condition to the extent of $250,000 or more or Borrower's operations, the Collateral or Bank's rights under the Loan Agreement, Notes, or Security Documents, describing the same and the steps being taken with respect thereto.

     6.    Amendment  to  Paragraph  4.10.   Paragraph  4.10  of  the  Loan
Agreement is amended to read as follows:

          4.10. ADDITIONAL DEBT, CAPITAL ACQUISITIONS. Borrower agrees that it will not incur, assume, guaranty or become contingently liable for the payment of any indebtedness or liability (including capitalized leases), other than (a) the Loans, (b) open account trade indebtednesses which are incurred in the ordinary course of business (which shall be paid when due), (c) existing indebtednesses disclosed to Bank in writing and acknowledged by Bank prior to the date hereof, and (d) tax obligations (which shall be paid when due). Borrower agrees that it will not expend any funds for capital acquisitions in excess of $1,250,000 per year without the prior written approval of Bank, whose consent shall not be unreasonably withheld.

     7.    Amendment  to  Paragraph  4.13.   Paragraph  4.13  of  the  Loan
Agreement is amended to read as follows:

          4.13. Loans to Entities; Guaranties.  Borrower agrees it will not
     (a) lend funds to any one or more persons or entities in excess of $1,000 per individual or (b) lend funds of more than $1,000,000 in the aggregate to Malaysian Titanium Corporation. Borrower agrees that it will not guarantee the payment or performance of any debt or other obligation of any subsidiary or any other entity.

     8. Amendment to Paragraph 4.16. Paragraph 4.16 of the Loan Agreement is amended to read as follows:

          4.16. Existence, Compliance and Business Operations. Borrower agrees that it will maintain its existence, good standing and qualification to do business, and will comply with all laws, regulations and governmental requirements applicable to it or to any of its property, business operations and transactions, including but not limited to the Occupational Safety and Health Act (OSHA), the Employee Retirement Income Security Act (ERISA) and the Environmental Protection Act (EPA). Borrower agrees that it will not change the general character of business as conducted on the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

     9. Amendments to Paragraphs 4.19, 4.20, and4.21. Paragraphs 4.19, 420 and 4.21 of the Loan Agreement are amended to read as follows:

          4.19  RATIO  OF CURRENT ASSETS TO CURRENT LIABILITIES.   Borrower
     agrees that it will maintain a ratio of current assets to current liabilities of not less than 2.5 to 1.0, on an unconsolidated basis.

          4.20 RATIO OF TOTAL DEBT TO TANGIBLE NET WORTH. Borrower agrees that it will maintain a ratio of total debt tangible net worth, on an unconsolidated basis, of not more than 2.5 to 1.0 on each March 31, June 30, September 30 and December 31,. For purposes of this calculation, Borrower's total debt shall mean all of its liabilities, and Borrower's tangible net worth shall mean Borrower's net worth minus all intangible assets.

          4.21. FUNDED DEBT COVERAGE. Borrower agrees that it will maintain a funded debt coverage ratio, on an unconsolidated basis, of no greater than (a) 4.0 to 1.0 on March 31, 2000, (b) 3.0 to one on
     September 30, 2000, and (c) 1.5 to one on December 31, 2000 and on each March 31, June 30, September 30 and December 31 thereafter, based on the four immediately preceding quarters. For purposes of this calculation, Borrower's funded debt coverage shall mean that ratio of Borrower's funded debt to Borrower's cash flow. Borrower's funded debt shall include the principal amount of all outstanding promissory notes and capital lease obligations. Borrower's cash flow shall mean Borrower's net income after taxes on a book basis (a) plus (i) interest expense, (ii) depreciation and amortization, (iii) other non-cash expenses and (iv) lease expenses, (b) less gains on the sale of assets and cash dividends.

     10. Deletion of Paragraph 4.22. Paragraph 4.22 of the Loan Agreement is deleted in its entirety.

     11. FINANCIAL STATEMENTS; LITIGATION. Borrower represents to Bank that all financial statements which have been furnished to Bank are correct and complete in all material respects, and fairly represent the financial condition of Borrower on the dates thereof or for the periods specified therein, and that no material adverse change has occurred since the date of the latest of such financial statements. No litigation, arbitration proceedings or governmental or regulatory proceedings are pending or threatened against Borrower which, if adversely determined, would be likely to adversely affect Borrower's financial condition or the legality, validity or enforceability of the Loan Agreement, Notes or Security Documents.

     12. PRIOR DOCUMENTS. Borrower ratifies and confirms that all of the representations and warranties, covenants, events of default and other provisions of the Loan Agreement are true and correct and remain in full force and effect, as of the date hereof. Borrower further ratifies and confirms that all of the Security Documents shall also remain in full force and effect until the Notes are paid in full.

     13. RELEASE. For valuable consideration received to the full satisfaction of Borrower, Borrower waives and releases any and all causes of action against Bank, its agents and employees, for all acts and omissions which have occurred prior to the signing of this Third Amendment to Loan Agreement, including but not limited to all causes of action for claims of usury, fraud, deceit, misrepresentation, conspiracy, unconscionability, duress, economic duress, defamation, control, interference with corporate governance, tortious interference with contractual and business relationships, conflicts of interest, misuse of insider information, concealment, disclosure, secrecy, misuse of collateral, wrongful release of collateral, failure to inspect, environmental due diligence, negligent loan processing and administration, wrongful setoff, violations of statutes and regulations of governmental entities and agencies (both civil and criminal), racketeering activities, security and antitrust violations, tying arrangements, deceptive trade practices (to the maximum extent permitted by law), and breach or abuse of any alleged fiduciary duty, special relationship, course of conduct and/or obligation of good faith and fair dealing. Bank and Borrower further agree that the amount of their damages in all causes of action, including causes of action arising after the date hereof, shall be limited to exclude all
(i) punitive and exemplary damages, (ii) damages attributable to lost profits or opportunity, (iii) damages attributable to mental anguish and
(iv) damages attributable to pain and suffering, and the parties do hereby waive and release all such damages with respect to any and all causes of action which may arise at any time against any other party, their agents and employees.

     14. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED
INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE
APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          (1) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL
APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          (2) RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     15. COMPLETE AGREEMENT. THE WRITTEN LOAN AGREEMENT AS AMENDED, THE NOTES AND ALL CURRENTLY AND PREVIOUSLY EXECUTED SECURITY DOCUMENTS REPRE SENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

 THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Dated: March 3, 2000.

                                   BORROWER:

                                   HITOX CORPORATION OF AMERICA, INC.


                                   By:  RICHARD L. BOWERS
                                        -----------------
                                        Richard L. Bowers,
                                        Executive Vice President

                                   BANK:

                                   BANK OF AMERICA, N.A.



                                   By:  TOM L. HUNT
                                        -----------------
                                        Tom L. Hunt,
                                        Vice President

                              PROMISSORY NOTE

Date:  March 3, 2000                                  Amount $3,500,000

[X] New  [ ] Renewal                    Maturity Date:  October 5, 2001

Bank:                               Borrower:

Bank of America, N.A.               Hitox Corporation of America, Inc.
Corpus Christi Downtown             722 Burleson Street
500 North Shoreline Blvd.           Corpus Christi, Texas 78469
Nueces County
Corpus Christi, Texas  78471

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Bank, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Bank, the principal amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1. RATE. The interest rate shall be the Bank's Prime Rate or the LIBOR Rate plus 225 basis points, as provided in the Rate Addendum which is attached hereto.

Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other
charges  in excess of the maximum permitted by applicable law.   Borrower
agrees that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas law shall be the indicated rate ceiling as specified in the Texas Finance Code. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

2. ACCRUAL METHOD. Unless otherwise indicated, interest at the Rate set forth above will be calculated based on an actual year of 365 or 366 days.

3.    RATE CHANGE DATE.    Any Rate based on a fluctuating index or  base
rate will change, unless otherwise provided, each time and as of the date that the index or base rate changes.

In the event any index is discontinued, Bank shall substitute an index determined by Bank to be comparable, in its sole discretion.

4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option.

SINGLE PRINCIPAL PAYMENT. Principal shall be paid in full in a single payment on October 5, 2001. Interest thereon shall be paid quarterly, commencing on June 3, 2000, and continuing on the third day of each successive March, June, September and December thereafter, with a final payment of all unpaid interest at the stated maturity of this Note.

5.   REVOLVING FEATURE.  [Not applicable]

6. WAIVERS, CONSENTS AND COVENANTS. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Bank (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Bank of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Bank, or any indulgence shown by Bank (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Bank shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Bank of, or otherwise affect, any of Bank's rights under this Note, under any endorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any endorsement or guaranty hereof and/or the enforcement or defense of Bank's rights with respect to, or the administration, supervision, preservation,  or  protection  of,  or  realization  upon,  any  property
securing   payment  hereof,  including,  without  limitation,  reasonable attorney's fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be
determined   reasonable  by  any  arbitrator  or  court,   whichever   is
applicable.

Borrower and NationsBank of Texas, N.A. have entered into a Loan Agreement
dated   August  31, 1995, which has been amended by a First Amendment  to
Loan Agreement dated July 31, 1996, a Second Amendment to Loan Agreement dated July 17, 1998 and a Third Amendment to Loan Agreement of even date
herewith (now and as hereafter amended, the "Loan Agreement").   Borrower
represents that all of the covenants in the Loan Agreement are  true  and
correct.   Borrower covenants that it will keep all of the covenants  and
agreements  set  forth  in  the  Loan Agreement.   No   waiver,  consent,
modification or amendment with respect to this Promissory Note shall be effective without compliance with the provisions of Paragraph 6.4 of the Loan Agreement.

7.   PREPAYMENTS.  Prepayments may be made in whole or in part at any time
on  any  loan  for  which  the Rate is based  on  the  Prime  Rate.   All
prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Bank shall determine in its sole
discretion.   No prepayment of any other loan shall be permitted  without the prior written consent of Bank. Notwithstanding such prohibition, if there is a prepayment of any such loan, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank any loss or expense which Bank may incur or sustain as a result of such prepayment, including but not limited to any Breakage Fee due to payment before the end of the then applicable LIBOR Interest Period. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the loan through the purchase of an underlying deposit in an amount and for a term comparable to the loan, and such determination by Bank shall be conclusive, absent a manifest error in computation.

8. EVENTS OF DEFAULT. The occurrence of any Event of Default specified in Paragraph 5.1 of the Loan Agreement, unless cured within the time specified therein, shall constitute an Event of Default under this Promissory Note. The following are also events of default hereunder: (a) the failure to pay or perform any obligation, liability or indebtedness of any Obligor to Bank, or to any affiliate or subsidiary of Bank of
America Corporation, whether under this Note or any Loan Documents, as and when due (whether upon demand, at maturity or by acceleration); (b) the failure to pay or perform any other obligation, liability or indebtedness  of  any Obligor to any other party; (c) the  death  of  any
Obligor (if an individual); (d) the resignation or withdrawal of any partner or a material owner/guarantor of Borrower, as determined by Bank in its sole discretion; (e) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (f) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (g) the determination by Bank that any representation or warranty made to Bank by any Obligor in any Loan Documents or otherwise is or was, when it was made, untrue or materially misleading; (h) the failure of any Obligor to timely deliver such financial statements,
including   tax   returns,  other  statements  of  condition   or   other
information, as Bank shall request from time to time; (i) the entry of a judgment against any Obligor which Bank deems to be of a material nature, in Bank's sole discretion; (j) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment, or any turnover order for any property of any Obligor; (k) the determination by Bank that it is insecure for any reason; (l) the determination by Bank that a material adverse change has occurred in the financial condition of any Obligor; or (m) the failure of Borrower's business to comply with any law or regulation controlling its operation.

9. REMEDIES UPON DEFAULT. The effect of the occurrence of any Event of Default under this Promissory Note shall be as specified in Paragraph 5.2 of the Loan Agreement. In addition, upon the occurrence of an Event of Default which is not cured within the time specified therein, the Rate of Interest on this Promissory Note shall be increased, from and after such date, to the Prime Rate plus three percent (3.0%) per annum, not to exceed the maximum rate allowed by law (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Bank's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, shall be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Bank is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Bank shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

10. NON-WAIVER. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any default or of any of Bank's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of Borrower to Bank in any other respect at any other time.

11. APPLICABLE LAW, VENUE AND JURISDICTION. This Promissory Note shall be subject to all of the provisions of the Loan Agreement relating to applicable law, venue and jurisdiction, including but not limited to Paragraphs 6.11 through 6.14 thereof.

12. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13. BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Borrower, Borrower and Bank and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Borrower hereunder can be assigned without prior written consent of Bank.

14. CONTROLLING DOCUMENT. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, the Loan Agreement shall control over any other such document, and if the Loan Agreement does not address an issue, then this Note and such other document shall control to the extent that it deals most specifically with an issue.

15. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF ANY BORROWER'S DOMICILE AT THE TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE.
ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) BE A WAIVER BY BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A
RECEIVER.   BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON  SUCH
PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

Borrower represents to Bank that the proceeds of this loan are to be used primarily for business, commercial or agricultural purposes. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note.

NOTICE OF FINAL AGREEMENT:

THE WRITTEN LOAN AGREEMENT, THIS PROMISSORY NOTE AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


Bank:                                 Borrower:

BANK OF AMERICA, N.A.                 HITOX CORPORATION OF AMERICA, INC.

By: TOM L. HUNT                       By: RICHARD L. BOWERS
    ------------                          -----------------
    Tom L. Hunt                           Richard L. Bowers
    Vice President                        Executive Vice President

                               RATE ADDENDUM

     This Addendum is attached to and made a part of that certain Promissory Note ("Note") in the amount of $3,500,000, dated March 3, 2000, executed by Hitox Corporation of America, Inc. ("Borrower") and payable to the order of Bank of America, N.A. ("Bank").

     1. Pre-Maturity Interest Rate. At the election of Borrower, Borrower will have the option, to be exercised at the time of each request for an Advance on this Note, of choosing between one of two interest rate formulas for interest to accrue on the principal being so-advanced (the "Pre-Maturity Interest Rate on the Advance").

          a. Prime Rate Option. Borrower may choose as the Pre-Maturity Interest Rate on the Advance (a "Prime Rate Option Advance") a varying rate per annum which shall be equal to the lesser of (a) the Prime Rate (as herein defined), such varying rate to change automatically, effective as of the date of each change in the Prime Rate, to reflect such change in the Prime Rate without notice to Borrower or any other person, or (b) the maximum rate permitted by applicable law (the "Maximum Rate"), as hereinafter limited (the "Prime Rate Option").

          b. LIBOR Rate Option. Alternatively, Borrower may choose as the Pre-Maturity Interest Rate on the Advance (a "LIBOR Rate Option Advance") the LIBOR Rate plus 225 basis points (the "Interest Rate Margin") (the "LIBOR Rate Option").

     2.   Prepayment.

          a. Prime Rate Option. Principal advanced pursuant to the Prime Rate Option may be prepaid at any time.

          b. LIBOR Rate Option. No prepayment of any LIBOR Rate Option Advance shall be permitted without the prior written consent of Bank. Notwithstanding such prohibition, if there is any prepayment of any LIBOR Rate Option Advance, whether by consent of Bank, or because of acceleration or otherwise, Borrower shall, within 15 days of any request by Bank, pay to Bank the Breakage Fee as provided in the Loan Agreement, but not to exceed the maximum permissible by applicable law. For the purposes of calculating the amounts owed only, it shall be assumed that Bank actually funded or committed to fund the amount of the Advance through the purchase of an underlying LIBOR deposit in an amount, and for a term comparable to the Advance under the LIBOR Rate Option, and such determination by Bank will be conclusive, absent a manifest error in computation.

     3. LIBOR Rate Terminology. The following are definitions of various terms used in conjunction with the LIBOR Rate Option.

          a. "LIBOR Rate" shall mean an interest rate per annum equal to a rate determined pursuant to the following formula:

                              Eurodollar Rate
                              ---------------
                   100% - Eurodollar Reserve Percentage

          b. "Eurodollar Reserve Percentage" shall mean the maximum reserve requirement (including, without limitation, any basic, supplemental, marginal and emergency reserves) (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of "Eurocurrency Liabilities" under Regulation D of the board of Governors of the Federal Reserve System, or such additional, substituted or amended reserve requirement as may be hereafter applicable to member banks of the Federal Reserve System.

          c. "Eurodollar Rate" shall mean for the applicable Interest Period, the rate of interest per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBOR Page, the applicable rate shall be the arithmetic mean of all such rates.

     If no such offers or quotes are generally available for such amount, then Bank shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quotes or offers were generally available.

          d. "Interest Period" means, for each LIBOR Rate Option Advance, a period of 30 days, commencing in the first instance on the first date of the first LIBOR Rate Option Advance under the Note and ending 30 days after that date, and then each successive 30 day period thereafter; provided, however, that Borrower shall be entitled to change the Interest Period to 60 days or 90 days, but only if Borrower furnishes Bank with written notice delivered at least two business days prior to the final date of the Interest Period then in effect, instructing Bank to make such change to the Interest Period specified in said notice. The interest rate payable on the Note shall be adjusted to the LIBOR Rate then in effect for each successive Interest Period plus 225 basis points; provided, however, that:

               (1) Whenever the last day of any Interest Period would otherwise occur on a day other than a business day, the last day of such Interest Period shall be extended to occur on the next succeeding business day, provided, that such extension would cause the last day of such Interest Period to occur in the next calendar month, the last day of such Interest Period shall in such case occur on the next preceding business day; and

               (2) No Interest Period may extend beyond the Maturity Date of this Loan.

          e. "Eurodollar Rate Loan" shall mean each Advance which bears interest based on the LIBOR Rate.

          f. "Business Day" shall mean in the case of Eurodollar Loans, a U.S. domestic business day and a day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.

     4.   Manner of Borrowing and Disbursement.

          a. Prime Rate Option Advances. In the case of Prime Rate Option Advances, the Borrower shall give the Bank at least one Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of Borrower's intention to borrow or reborrow a Prime Rate Option Advance hereunder. Notice shall be given to the Bank prior to 11:00 a.m., in order for such Business Day to count toward the minimum number of Business Days required. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Prime Rate Option Advances to be made by Bank.

          b.   LIBOR Rate Option Advances.

               (1) LIBOR Rate Option Advances. Advances under the LIBOR Rate Option will be in amounts of $1,000,000 or greater, and will be advanced for periods equal to the LIBOR Rate Interest Period selected by Borrower.

               (2) Advance Borrowing Notice. In the case of LIBOR Rate Option Advances, the Borrower shall give the Bank at least two Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow or reborrow a LIBOR Rate Option Advance hereunder. Notice shall be given to the Bank prior to 11:00 a.m., in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Rate Option Advances shall in all cases be subject to availability and to paragraph 4b(3) below. For LIBOR Rate Option Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Rate Option Advances to be made by Bank and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date of the Loan.

          c. Readvances. At least two Business Days prior to each Payment Date for a LIBOR Rate Option Advance, Borrower shall give the Bank irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), specifying whether all or a portion of such LIBOR Rate Option Advance outstanding on the Payment Date (i) is to be repaid and then reborrowed in whole or in part as a LIBOR Rate Option Advance, or (ii) is to be repaid and then reborrowed in whole or in part as a Prime Rate Option Advance; provided, however, notwithstanding anything in this Note to the contrary, (a) if no notice is given the LIBOR Rate Option Advance shall automatically be reborrowed at the LIBOR Rate for a 30 day Interest Period, and (b) if on any Payment Date an Event of Default shall exist, such LIBOR Rate Option Advance may only be reborrowed as a Prime Rate Option Advance. Upon such Payment Date, such LIBOR Rate Option Advance shall, subject to the provisions hereof, be so repaid and reborrowed.

     5.   Changes in Circumstances.

               (a) LIBOR Basis Determination Inadequate. If with respect to any LIBOR Rate Option Advance for any Interest Period, Bank determines that (i) deposits in dollars (in the applicable amount) are not being offered to the Bank in the relevant market for such Interest Period or (ii) the LIBOR Rate for such proposed Interest Period does not adequately cover the cost to Bank of maintaining the outstanding principal amount of the Note for such Interest Period, Bank shall forthwith give notice thereof to the Borrower, whereupon the interest rate on the Note shall automatically convert to the Bank's Prime Rate, as adjusted on a daily basis.

               (b) Illegality. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for the Bank to make, maintain or fund the principal amount of the Note at the then current LIBOR Rate for the Interest Period selected by Borrower, Bank shall so notify the Borrower, and upon receipt of such notice, the interest rate on the Note shall automatically convert to the Bank's Prime Rate, as adjusted on a daily basis.

                                HITOX CORPORATION OF AMERICA, INC.

                                By: RICHARD L. BOWERS
                                    ------------------------
                                    Richard L. Bowers,
                                    Executive Vice President

                        BORROWING BASE CERTIFICATE

     This  Borrowing Base Certificate is delivered pursuant  to   Paragraph
1.2 of the Loan Agreement dated August 31, 1995 between Hitox Corporation of America, Inc. ("Borrower") and NationsBank of Texas, N.A., as amended by First, Second and Third Amendments to Loan Agreement (as amended, the "Loan Agreement") executed by Borrower and by Bank of America, N.A., successor in interest by merger to NationsBank of Texas, N.A. ("Bank"). Words which are capitalized herein which are defined in said Loan Agreement shall have the same meanings specified in the Loan Agreement. The undersigned hereby certifies that the following amounts and statements are true and correct, as of _________________, 19____.


      1.    Eligible Accounts Receivable
                   ($____________ x 80%)             $______________
                   ("Borrowing Base Amount")

      2.    Less the amount of all advances
            presently outstanding under the
            Revolving Note                           -______________

      3.    Less the amount of all Letter of
            Credit Obligations outstanding under
            Revolving Note                           -______________

      4.    Amount available for additional
            advances under the Revolving Note        $______________


     [If an advance is being requested herewith] Borrower requests an advance of $__________________ under the Revolving Note.

     I hereby certify that all of the information contained in this Borrowing Base Certificate is true and correct as of the date shown above, that the balance sheet, profit and loss statement, inventory list and aged list of accounts receivable attached hereunto are true and correct as of said date, that no material adverse change in the financial condition of Borrower has occurred since said date, and that no Event of Default specified in the Loan Agreement has occurred.

                              Hitox Corporation of America, Inc.

                              By:  ______________________________
                                   Craig Schkade, Chief Financial
                                   Officer and Treasurer


                                 EXHIBIT B

                          COMPLIANCE CERTIFICATE

     This Compliance Certificate is delivered pursuant to Paragraph 4.4 of the Loan Agreement dated August 31, 1995 between HITOX CORPORATION OF AMERICA, INC. ("Borrower") and NationsBank of Texas, N.A., as amended by First, Second and Third Amendments to Loan Agreement (as amended, the "Loan Agreement") executed by Borrower and by BANK OF AMERICA, N.A. ("Bank"), successor in interest by merger to NationsBank of Texas, N.A. Words which are capitalized herein which are defined in said Loan Agreement shall have the same meanings specified in the Loan Agreement. The undersigned, on behalf of the Borrower, hereby certifies and warrants pursuant to Paragraphs 4.19 through 4.21 of the Loan Agreement, as follows:

     1. The undersigned is authorized to make this certificate on behalf of the Borrower.

     2.   As of ____________________, 19_____:

          (a) Section 4.19. Borrower's Ratio of Current Assets to Current Liabilities is ____ to 1.0 on said date, computed as set forth on Attachment 1.

          (a) Section 4.20. Borrower's Ratio of Total Debt to Tangible Net Worth is ____ to 1.0 for the twelve months ending on said date, computed as set forth on Attachment 2;

          (b)   Section 4.21.  Borrower's Funded Debt Coverage is  ____  to
1.0 on said date, computed as set forth on Attachment 3; and

          (d) No Default. Borrower was not in default of any of the provisions of the Loan Agreement during the three month period to which this Compliance Certificate relates;

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate to Bank this _____ day of ______________, 20______.

                              Hitox Corporation of America, Inc.


                              By:  ______________________________
                                   Craig Schkade, Chief Financial
                                   Officer and Treasurer

                              By:  ______________________________
                                   Bernard Paulson, President and CEO


                                 EXHIBIT D

                                                               Exhibit 99.1


                                                      For Immediate Release



                  Hitox Corporation Completes Purchase of
                      Malaysian Titanium Corporation


     Corpus Christi, TX (March 6, 2000) - Hitox Corporation of America (Nasdaq SmallCap: HTXA) announces the purchase of Malaysian Titanium Corporation ("MTC"). Bernard Paulson, president and CEO, said the agreement was executed in Malaysia March 3rd with an effective date of March 1st. The purchase price totaled $5,150,000 of which $3,775,000 was in cash and $1,375,000 in Hitox Common Stock (500,000 shares valued at $2.75 per share). MTC is a profitable company and will be managed as a wholly owned subsidiary with close coordination of manufacturing and sales.

     MTC is not only the sole supplier of raw material for the Company's proprietary titanium pigment HITOX (Register trademark) but is also producing and selling that product in Asia and Europe under license. Paulson said that the Company plans an immediate doubling of pigment capacity at MTC as the existing production line is almost sold out in less than a year after opening. Asian and European markets represent substantial opportunities for both HITOX and the Company's other products which will be offered by MTC as soon as practical.

     Based   in  Corpus  Christi,  Texas,  Hitox  Corporation  manufactures pigments and extenders that are marketed worldwide to paint, plastics and chemical industries.

     Certain matters discussed in this news release include forward-looking statements that involve risks and uncertainties detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's Annual Report on Form 10-KSB for the year ended 1999. Such statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

For further information:
Richard L. Bowers
Executive Vice President
361 883-5591